EXHIBIT 10.32
UNIT AWARD CERTIFICATE
Cash America Net Holdings, LLC — 2007 Long Term Incentive Plan

Award Certificate for: TIMOTHY HO	Grant Date: August 1, 2007
Grant of Award. Cash America Net Holdings, LLC (“CashNet”) has granted to you, as one of its key employees, an Award under the CashNet 2007 Long Term Incentive Plan (the “Plan”). This Award will give you the opportunity to participate in the growth and success of CashNet, and in that way is intended to motivate you to contribute to that growth and success.
Controlling Terms. The terms of your Award are controlled by the terms of the Plan document and any amendments that may be made to it, regardless of anything in this Unit Award Certificate [this “Certificate"] or any other document to the contrary. (A copy of the Plan and a related Summary of Terms of the Plan, each as in effect as of the date of this Certificate, has been delivered to you along with this Certificate).
Award Specifics. The number of Units included in, and the other specifics of, your Award are as follows:

Number of Units	10,002
Grant Date	August 1, 2007
Grant Value Determined as of:	June 30, 2007
3,334 Units Vest on September 1, 2008
Vesting Schedule*	3,334 Units Vest on August 1, 2009
3,334 Units Vest on August 1, 2010
Payment Value Determined as of:	June 30, 2010*
Payment Date (Special rules may apply upon a Change in Control)	September 30, 2010

*	Subject to remaining continuously and actively employed and not being terminated for Cause. Special rules apply upon a Change in Control.
Payment Amount. The amount you will receive as soon as practicable after your Payment Date is generally determined under the following formula:

[Increase in Value x .01]	x	Number of Vested Units
100,000
The formula, manner and timing of determining the Increase in Value are set forth in the Plan (which is the controlling document) and in the Summary of Terms of the Plan.
Deferral Election. You may, but are not required to, elect to defer the Payment Date of your Award by completing a Deferral Election Form (a copy of which has been delivered to you with this Certificate). To be effective, you must complete, sign and return the Deferral Election Form to CashNet within 25 days after your Grant Date.
Acknowledgement. I hereby acknowledge that I have received this Certificate and a copy of the Plan and agree to the terms of the Plan. I understand that, for my Award to be effective, I must return a signed copy of this Certificate to CashNet, at the address below, by August 31, 2007.

9/6/07	Signature:	/s/ Timothy Ho

Date Signed	Printed Name: TIMOTHY HO
Retain One Original Signed Counterpart of this Certificate for your files and Deliver One Original Signed Counterpart of this Certificate to: Cash America Net Holdings, LLC, Attention: General Counsel, 1600 W. 7th Street, Fort Worth, TX 76102